EXHIBIT 11



The Shareholders and Board of Directors
USAA Mutual Fund, Inc.:



We consent to the use of our reports dated September 5, 1995 on the financial statements of the Aggressive Growth, Growth, Growth & Income, Income Stock, Income, Short-Term Bond, and Money Market Funds, separate Funds of the USAA Mutual Fund, Inc. (the Company), as of and for the year ended July 31, 1995 included in the Company's Annual Reports to Shareholders for the fiscal year ended July 31, 1995 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" and "Independent Auditors" as part of Post-Effective Amendment No. 39 under the Securities Act of 1933, as amended, and Amendment No. 27 under the Investment Company Act of 1940, as amended, to the Company's Registration Statement on Form N-1A.


                                  /s/ KPMG Peat Marwick LLP
                                  -------------------------
                                  KPMG Peat Marwick LLP


San Antonio, Texas
November 20, 1995